UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

CORONADO BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 5.02 below, on January 28, 2014 we sold our current director and now Executive Vice Chairman, Strategic Development, Michael S. Weiss, shares of our common stock pursuant to a Securities Purchase Agreement and issued him a Warrant for additional shares of our common stock. The information regarding the Securities Purchase Agreement and Warrant in Item 5.02 below is hereby incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 28, 2014, Dr. Kevin Hogan, our Chief Medical Officer, was separated from service from our Company. That same day, our Board named current director, Mr. Weiss, Executive Vice Chairman, Strategic Development. Mr. Weiss has served as a director of our Company since December 19, 2013 and from that time until January 27, 2014 served as the Co-Vice Chairman of our Board.

We do not intend to enter into any employment contract with Mr. Weiss addressing his officer position with our Company. However, in connection with his appointment as Executive Vice Chairman, Strategic Development, Mr. Weiss will earn an annual salary of $28,275. On January 28, 2014, we also issued to Mr. Weiss 1,334,226 shares of restricted common stock of our Company for services to be rendered to our Company. The issuance, which was made pursuant to a Restricted Stock Issuance Agreement and under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), provides that one third of the shares will vest annually over the next three years subject to continued employment with, or service on our Board.

On January 28, 2014, we also executed a Securities Purchase Agreement with Mr. Weiss. Pursuant to the Securities Purchase Agreement, Mr. Weiss purchased 1,979,346 Units, representing a total of 645,120 shares of our common stock and a warrant to purchase 1,979,346 shares of our common stock (the “Warrant”). The purchase price of each Unit is $2.70, the closing price of our common stock on the NASDAQ Capital Market as of January 27, 2014. The Warrant has a term of 10 years and an exercise price of $2.70. Both the sale of the Units and issuance of the Warrant to Mr. Weiss were made pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act, based upon the limited nature of the issuance. The foregoing description of the Restricted Stock Issuance Agreement, Securities Purchase Agreement and Warrant is qualified in its entirety by reference to the complete text of the Restricted Stock Issuance Agreement, Securities Purchase Agreement and Warrant, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2013.

Mr. Weiss, age 47, is currently Co-Portfolio Manager and Partner of Opus Point Partners, LLC, which he joined in 2009. He also serves as Executive Chairman, Interim Chief Executive Officer and President of TG Therapeutics, Inc. (NASDAQ: TGTX) since 2011. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), where he helped the company acquire and develop its lead drug Zerenex as well as executed a $100MM+ strategic alliance for Zerenex with JT Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. Mr. Weiss served on the board of directors of National Holdings Corporation (OTD-BB: NHLD) from 2011 to 2012. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany.

There are no family relationships between Mr. Weiss and any other director or executive officer of our Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: January 29, 2014	/s/ Lucy, Lu, M.D.
Lucy, Lu, M.D.
Executive Vice President and Chief Financial Officer

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